FOR IMMEDIATE RELEASE
HOME SOLUTIONS OF AMERICA, INC
CONTACT: Michael Wachs, CEOcast, Inc.
PHONE: 212-732-4300

Home Solutions of America Expands Management Team

Appoints Rick O'Brien to Positions of President and COO and Names Jeff Mattich as CFO

Dallas, January 10, 2006 - (PRNewswire-FirstCall) - Home Solutions of America, Inc. (Amex: HOM; the "Company" or "Home Solutions"), a provider of recovery, restoration and rebuilding/remodeling services, announced today that it has appointed Rick J. O'Brien to the positions of President and Chief Operating Officer. Mr. O'Brien had previously been Chief Financial Officer of the Company. The Company also hired Jeffrey M. Mattich as Chief Financial Officer to replace Mr. O'Brien in his former role. Mr. Mattich joins Home Solutions from Baker Distributing Company, Inc. ("Baker Distributing"), a subsidiary of Watsco, Inc. ("Watsco"; NYSE: WSO).

"Due to the significant growth of our business, we believe our Company will benefit from Rick assuming the day to day operating responsibilities, while I focus on more long term strategic objectives," said Frank Fradella, Chairman of the Board and Chief Executive Officer of Home Solutions. "Since joining the Company 3 years ago, Rick has played an instrumental role in helping the Company grow through a series of acquisitions and financings we have completed. I am also pleased to welcome Jeff to our management team. His diverse experience at a significant NYSE company, along with his strong accounting and financial background, will serve the Company well as we strive to continue our rapid expansion."

While at Baker Distributing, Mr. Mattich was Vice President of its United States Central Division. Baker Distributing distributes HVAC products in the United States, including brands such as Carrier, Whirlpool, and Honeywell, through a national network of wholesalers and retailers.  Prior to joining Baker Distributing, Mr. Mattich was the President and Chief Financial Officer of Weathertrol Supply, Inc., another subsidiary of Watsco.

Mr. Mattich was previously with Ernst & Young, LLP in its Merger and Acquisition Group. He was previously the Chief Financial Officer/Treasurer of PORCELANITE, S.A. DE C.V.  He has also held positions at Villeroy & Boch, where he was the Chief Financial Officer and Treasurer and Riddell Athletic Footwear, where he was Vice President and Chief Financial Officer. Mr. Mattich was awarded a Bachelor of Arts degree from Bethany College and is a CPA.

Home Solutions is a provider of recovery, restoration and rebuilding/remodeling services to commercial and residential areas that are (i) prone to flooding, hurricanes, tornados, fires or other naturally occurring and repetitive weather related emergencies; and/or (ii) experiencing robust housing development. The Company has operations in California, Texas, Florida, Alabama, Georgia, Louisiana, Mississippi and South Carolina through its five subsidiaries, Cornerstone Building and Remodeling, Southern Exposure, P.W. Stephens, Home Solutions Restoration of Louisiana and Fiber Seal Systems. Cornerstone is a leading supplier and installer of granite materials for kitchens and baths to national home centers, as well as national builders and remodeling companies, in the southeastern United States. Southern Exposure and related companies is a provider of cabinet and countertop installation services in the Florida marketplace. P.W. Stephens provides mold and asbestos remediation services, and fire and water restoration services in California, Florida and Louisiana. Home Solutions Restoration of Louisiana provides Recovery Restoration Services in Florida, Louisiana, Mississippi and Texas and Fiber Seal Systems is a national licensor of cleaning and fabric protection businesses.

For more information on Home Solutions, please see the Company's website at http://www.homcorp.com/ .

Statements included in this update that are not historical in nature are intended to be, and are hereby identified as, "forward-looking statements" for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended by Public Law 104-67. Forward-looking statements may be identified by words including "anticipate," "believe," "intends," "estimates," "expect," and similar expressions. The Company cautions readers that forward-looking statements including, without limitation, those relating to the Company's future business prospects are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to factors such as those relating to economic, governmental, technological, and other risks and factors identified from time to time in the Company's reports filed with the SEC.